CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) of our reports dated February 14, 2017, relating to the financial statements and financial highlights, which appear in Invesco V.I. American Franchise Fund, Invesco V.I. American Value Fund, Invesco V.I. Balanced-Risk Allocation Fund, Invesco V.I. Comstock Fund, Invesco V.I. Core Equity Fund, Invesco V.I. Core Plus Bond Fund, Invesco V.I. Diversified Dividend Fund, Invesco V.I. Equally-Weighted S&P 500 Fund, Invesco V.I. Equity and Income Fund, Invesco V.I. Global Core Equity Fund, Invesco V.I. Global Health Care Fund, Invesco V.I. Global Real Estate Fund, Invesco V.I. Government Securities Fund, Invesco V.I. Government Money Market Fund (formerly Invesco V.I. Money Market Fund), Invesco V.I. Growth and Income Fund, Invesco V.I. High Yield Fund, Invesco V.I. International Growth Fund, Invesco V.I. Managed Volatility Fund, Invesco V.I. Mid Cap Core Equity Fund, Invesco V.I. Mid Cap Growth Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Small Cap Equity Fund, Invesco V.I. Technology Fund and Invesco V.I. Value Opportunities Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

April 24, 2017